EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the use in this Registration Statement on Form S-4 for American River Holdings of our report dated February 24, 2000, except for Note 18, as to which the date is March 1, 2000, relating to the financial statements of American River Holdings and Subsidiaries for the years ended December 31, 1999, 1998 and 1997, and to the reference to our Firm under the headings "Selected Historical and Pro Forma Financial Data" and "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.

                                                /s/ PERRY-SMITH LLP


                                                May 3, 2000